Exhibit 99.1

PRESS RELEASE

Michael J. Sophie Joins McDATA’s Board of Directors

BROOMFIELD, Colo. – February 27, 2003 – McDATA® Corporation (Nasdaq: MCDTA/MCDT), the worldwide leader in open, ultra-high availability storage networking solutions, today announced that Michael J. Sophie has been appointed to its board of directors. Sophie, vice president finance and chief financial officer of UTStarcom Inc., brings more than 20 years of accounting and financial management experience to McDATA’s board and will serve on its audit committee.

“We are very pleased to have Michael Sophie join McDATA’s board of directors,” said John Kelley, president and chief executive officer of McDATA. “Michael’s strong accounting, finance, M&A and multi-national experience, as well as his proven track record for strengthening operational performance, will be a valuable resource to our board, the audit committee and McDATA’s senior management team. We look forward to Michael’s insights and perspectives as we continue to execute McDATA’s growth-driven strategy.”

From August 1999 to present, Sophie has been vice president finance and chief financial officer of UTStarcom Inc., a manufacturer and marketer for telecommunications equipment for use in worldwide markets. From 1993 to 1999, Sophie held the position of vice president finance and chief financial officer of P-Com, a publicly held manufacturer of microwave radio systems for worldwide wireless telecommunications markets.

Sophie holds a Bachelor of Science degree in business administration from California State University and received an MBA from the University of Santa Clara. He is a certified management accountant.

In adding Sophie, the board of directors increased its number of directors from eight to nine.

About McDATA (www.mcdata.com)
McDATA (Nasdaq: MCDTA/MCDT) is the worldwide leader in open, ultra-high availability storage networking solutions and provides highly available, scalable and centrally managed storage area networks (SANs) that address enterprise-wide storage problems. McDATA’s core-to-edge enterprise SAN solutions improve the reliability and availability of data to simplify SAN management and reduce the total cost of ownership. McDATA extensively pre-tests its solutions to provide IT organizations with the comprehensive tools, methodologies and support essential to robust SAN implementation. McDATA distributes its products through its OEMs, network of resellers and Elite Solution Partners. McDATA and the McDATA logo are registered trademarks of McDATA Corporation.

Forward-Looking Statements
This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms “believes”, “belief”, “expects”, “plans”, “objectives”, “estimates”, “anticipates”, “intends”, “targets”, or the like to be uncertain and forward-looking. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to quickly integrate SANavigator and ramp sales, our relationships with EMC Corporation and IBM and the level of their orders, the impact of the general economic slowdown on purchasing decisions by customers and capital spending, the successful implementation of an “outsourcing-focused” manufacturing model, our ability to expand sales into higher margin channels through system integrators and distributors, a loss of any of our key customers (or our OEMs’ key customers), distributors, resellers or our contract manufacturer, our ability to expand our product offerings and any transition to new products (such as 2 Gb/s and higher port count products) and OEM qualification of such new products which may occur after the general availability dates, possible inventory charges that may occur with any transition to such new products, component quality and availability, the impact and uncertainty of typically having most of the sales volume occur in the last month and a significant amount in the last two weeks of the fiscal quarter, the development of the storage area network and switch markets, competition in the storage area network and switch markets, one-time events and other important risk factors disclosed previously and from time to time in our filings at the U.S. Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.